Exhibit 10.30

INNOPHOS HOLDINGS, INC.

2005 EXECUTIVE STOCK OPTION PLAN

1. Purpose of Plan. This 2005 Executive Stock Option Plan (this “Plan”) of Innophos Holdings, Inc., a Delaware corporation (the “Company”), is designed to provide incentives to such present and future officers, directors and employees of the Company or its Subsidiaries as may be selected in the sole discretion of the Board, and to such consultants or advisors to the Company as the chief executive officer of the Company shall recommend and the Board shall approve as performing services for the Company or its Subsidiaries which in the sole discretion of the Board merit participation in this Plan (collectively, the “Participants” and each, a “Participant”), through the grant of Options by the Company to Participants.

2. Administration of this Plan. Subject to Section 17 hereof, the Board shall have the power and authority to prescribe, amend and rescind rules and procedures governing the administration of this Plan, including, but not limited to the full power and authority (i) to interpret the terms of this Plan, the terms of any Options granted under this Plan, and the rules and procedures established by the Board governing any such Options, (ii) to determine the rights of any person under this Plan, or the meaning of requirements imposed by the terms of this Plan or any rule or procedure established by the Board, (iii) impose such limitations, restrictions and conditions upon such Options as it shall deem appropriate, (iv) adopt, amend, and rescind administrative guidelines and other rules and regulations relating to this Plan, (v) correct any defect or omission or reconcile any inconsistency in this Plan and (vi) make all other determinations and take all other actions necessary or advisable for the implementation and administration of this Plan, subject to such limitations as may be imposed by the Code or other applicable law. Each action of the Board shall be binding on all persons. The Board may, to the extent permissible by law, delegate any of its authority hereunder to such persons or committees or subcommittees of the Board as it deems appropriate.

3. Definitions. Certain terms used in this Plan have the meanings set forth below:

“Board” means the Company’s board of directors.

“Cause” shall have the meaning assigned to such term in any individual Participant’s written employment arrangements with the Company or any of its Subsidiaries or, in the absence of any such written employment arrangement, “Cause” shall mean any of the following: (i) Participant commits or is charged with a felony or other crime involving moral turpitude or commits any other act or omission involving dishonesty, disloyalty, breach of fiduciary duty, willful misconduct or fraud with respect to the Company or any of its Subsidiaries, (ii) conduct by Participant causing the Company or any of its Subsidiaries substantial public disgrace or disrepute or substantial economic harm, (iii) Participant’s failure to perform duties as directed by the Board or any executive officer of the Company or any of its Subsidiaries to whom such Participant directly reports, (iv) misappropriation by Executive of one or more of the Company’s of its Subsidiaries’ assets or business opportunities, (v) material breach by Participant of any confidentiality, non-compete, non-solicitation agreement with the Company or any of its Subsidiaries or any arrangement dealing with the ownership or protection of the Company’s and its Subsidiaries’ proprietary rights or (vi) any material breach of this or any employment agreement between the Company or its Subsidiaries and such Participant or any material breach of any executive stock agreement evidencing the purchase and sale of Common Stock or the grant of Options by the Company to such Participant.

“Class A Common” means the Company’s Class A Common Stock, par value $0.001 per share, or, in the event that the outstanding shares of Class A Common are hereafter recapitalized, converted into or exchanged for different stock or securities of the Company, such other stock or securities.

“Class L Common” means the Company’s Class L Common Stock, par value $0.001 per share, or, in the event that the outstanding shares of Class L Common are hereafter recapitalized, converted into or exchanged for different stock or securities of the Company, such other stock or securities.

“Code” means the Internal Revenue Code of 1986, as it may be amended from time to time.

“Common Stock” means the Class A Common and the Class L Common.

“Disability” means termination of a Participant’s employment with the Company and its Subsidiaries as a result of a permanent and total disability as defined in Section 22(e)(3) of the Code.

“Expiration Date” means the date on which any Option granted hereunder expires and may no longer be exercised.

“Fair Market Value” with respect to any share of Common Stock and except as expressly provided in Section 13 hereof, means the fair market value of a share of Common Stock without discounts as determined in good faith by the Board. Notwithstanding anything herein to the contrary, for purposes of granting Incentive Stock Options, “Fair Market Value” means the price for Common Stock set by the Board in good faith based on reasonable methods set forth under Section 422 of the Code and the regulations thereunder including, without limitation, a method utilizing the average of prices of the Common Stock reported on the principal national securities exchange on which it is then traded, if any, during a reasonable period designated by the Board. For purposes of the grant of any Option, the applicable date shall be the date for which the last sales price is available at the time of the grant.

“Family Member” means, solely to the extent provided for in Rule 701 under the 1933 Act, or following the filing of a Form S-8 with respect to the Plan, any “family member” as defined in Section A.1.(5) of the general instructions of Form S-8.

“Independent Third Party” means any person who, immediately prior to the contemplated transaction, does not own in excess of 5% of the Company’s Common Stock on a fully-diluted basis, who is not controlling, controlled by or under common control with any such 5% owner of the Company’s Common Stock and who is not the spouse or descendent (by birth or adoption) of any such 5% owner of the Company’s Common Stock.

“Initial Public Offering” means an initial public offering of the Company’s common equity securities pursuant to the 1933 Act following which the Company’s common equity securities are registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended from time to time.

“1933 Act” means the Securities Act of 1933, as amended from time to time.

“Non-qualified Stock Option” means any Option other than an Incentive Stock Option.

“Option” means any option enabling the holder thereof to purchase Common Stock from the Company granted by the Board pursuant to the provisions of this Plan.

“Option Price” means the exercise price per Option Share deliverable upon the exercise of each Option as determined by the Board, except that in the case of the grant of any Incentive Stock Option, the Option Price may not be less than 100% of the Fair Market Value of the Class A Common Stock or the Class L Common Stock, as the case may be, as of the date of grant of the Option, and in the case of the grant of any Incentive Stock Option to an employee who, at the time of the grant, owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the Option Price may not be less than 110% of the Fair Market Value of a share of Class A Common Stock or Class L Common Stock, as the case may be, as of the date of grant of the Option, in each case unless otherwise permitted by Section 422 of the Code or any successor thereto.

“Option Stock” with respect to a Participant, means any Common Stock issued to such Participant upon exercise of any Options granted hereunder. For all purposes of this Plan, Option Stock will continue to be Option Stock in the hands of any holder other than a Participant (except for the Company and purchasers pursuant to a Public Sale), and each such other holder of Option Stock will succeed to all rights and obligations attributable to such Participant as a holder of Option Stock hereunder. Option Stock will also include shares of the Company’s capital stock issued with respect to shares of Option Stock by way of a stock split, stock dividend, recapitalization, change in capital structure of the Company, merger, consolidation, spin-off, reorganization, partial or complete liquidation, issuance of rights or warrants to purchase any Common Stock or securities convertible to Common Stock, and sale or transfer of all or part of the Company’s assets or business, or any other corporation transaction or event having an effect similar to any of the foregoing.

“Original Value” for each share of Option Stock will be equal to the price paid by the Participant upon exercise of an Option for each share of Common Stock (as proportionally adjusted for all stock splits, stock dividends, and other recapitalizations affecting the Common Stock subsequent to the date of adoption hereof).

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Public Offering” means any underwritten sale of Common Stock pursuant to an effective registration statement under the Securities Act filed with the Securities and Exchange Commission on Form S-1 (or a successor form adopted by the Securities and Exchange Commission) following which the Company’s Common Stock is registered pursuant to Section 12 of the Securities Exchange Act of 1934 (as amended); provided, that the following shall not be considered a Public Offering: (i) any issuance of Common Stock as consideration or financing for a merger or acquisition and (ii) any issuance of Common Stock or rights to acquire Common Stock to employees of the Company or its Subsidiaries as part of an incentive or compensation plan.

“Public Sale” means any sale pursuant to a registered public offering under the Securities Act or any sale to the public through a broker, dealer or market maker pursuant to Rule 144 promulgated under the Securities Act.

“Sale of Company” means (x) a liquidation of the Company pursuant to which all of its assets (after payment of liabilities) are distributed to the holders of its equity securities, or (y) a sale of the Company (or any successor thereto), including in one or more series of related transactions, to an Independent Third Party or group of Independent Third Parties, pursuant to which such party or parties acquire, directly or indirectly, through one or more intermediaries, (i) equity securities of the Company constituting at least a majority of the outstanding voting capital stock of the Company (whether by merger, consolidation, sale or transfer of the Company’s outstanding capital stock or otherwise) or (ii) all or substantially all of the assets of the Company and its Subsidiaries on a consolidated basis.

“Stockholders Agreement” means the Stockholders Agreement, dated as of the date hereof, by and among the Company and certain of its stockholders, as amended, restated or otherwise modified from time to time.

“Subsidiary” means with respect to any Person, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons shall be allocated a majority of partnership, association or other business entity gains or losses or shall be or control the managing director or general partner of such partnership, association or other business entity.

“Termination Date” means the date on which a Participant is no longer employed by the Company or any of its Subsidiaries for any reason.

“Transfer” means any direct or indirect sale, transfer, assignment, pledge, encumbrance or other disposition (whether with or without consideration and whether voluntary or involuntary or by operation of law, including to the Company or any of its Subsidiaries) of any interest. “Transferred” and “Transferable” shall have correlative meaning.

4. Grant of Options.

(a) The Board shall have the right and power to grant to any Participant, at any time prior to the termination of this Plan, Options in such quantity, at such price, on such terms and subject to such conditions that are consistent with this Plan and established by the Board. Such Options may be Incentive Stock Options, Non-qualified Stock Options, or any combination thereof; provided that the Board may grant Incentive Stock Options only to eligible employees of the Company or its subsidiaries (as defined for this purpose in Section 424(f) of the Code or any successor thereto). Options granted under this Plan shall be in the forms described in this Section 4, or in such other form or forms as the Board may determine, and shall be subject to such additional terms and conditions and evidenced by grant agreements (each, an “Option Agreement”), if any, as shall be determined from time to time by the Board. Except as otherwise set forth in an Option Agreement between the Company and any Participant, Options shall be subject to all of the terms and conditions contained in this Plan.

(b) Options.

(i) A “Class A Common Option” shall entitle a Participant to purchase from the Company one or more shares of Class A Common and shall have an exercise price per share as determined by the Board and evidenced in such Participant’s Option Agreement (the “Class A Common Option Price”).

(ii) A “Class L Common Option” shall entitle a Participant to purchase from the Company one or more shares of Class L Common and shall have an exercise price per share as determined by the Board and evidenced in such Participant’s Option Agreement (the “Class L Common Option Price”).

(iii) Class A Common Options and Class L Common Options are referred to herein as “Options,” and the shares issued upon exercise of the Class A Common Options or the Class L Common Options are referred to herein as “Option Shares.” The number of Option Shares, the Class A Common Option Price and the Class L Common Option Price will be equitably adjusted for any stock split, stock dividend, reclassification or recapitalization of the Company that occurs subsequent to the date of grant. Unless otherwise provided in an Option Agreement or employment agreement, the Options (whether vested or unvested) will expire on the earlier of the tenth anniversary of the date of grant (the “Expiration Date”) or the respective Participant’s Termination Date; provided that any portion of the Options that has vested and become exercisable prior to the Termination Date will expire on the earlier of (i) 90 days after the Termination Date and (ii) the Expiration Date; provided, further, that Options shall remain exercisable for a period of 6 months from the Termination Date (but no event later than the Expiration Date) if the Participant was terminated by reason of Disability or death.

(iv) It is the Company’s intent that Non-qualified Stock Options granted hereunder not be classified as Incentive Stock Options, that Incentive Stock Options be consistent with and contain or be deemed to contain all provisions required under Section 422 of the Code and any successor thereto, and that any ambiguities in construction be interpreted in order to effectuate such intent. To the extent that an Incentive Stock Option does not qualify as an “incentive stock option” under Section 422 of the Code for any reason, the Option shall be a Non-qualified Stock Option, provided that such Option otherwise meets the Plan’s requirements for Non-qualified Stock Options.

(v) Exercisability. The Class A Common Options and Class L Common Options will vest, and thus become exercisable as set forth in the Option Agreement between the Company and the Participant, or, in the absence of such a term in such agreement, on each date set forth below with respect to the percentage of Option Shares issuable upon each of the Class A Common Options and the Class L Common Options set forth opposite such date if the respective Participant is, and has been, continuously employed by the Company or any of its Subsidiaries from the date of grant through such date.

Date	Percentage of Class A Common Options and Class L Common Options Exercisable and Vested
August 13, 2005	20%
On each January 1, April 1, July 1 and October 1 of each year beginning on the first of such dates to occur after August 13, 2005 until such time as 100% of the Options shall have vested	5%

In no event shall any part of any Options be exercisable after the Expiration Date thereof. The Board shall determine the Expiration Date of each Option granted hereunder, but if required by the Code and except as otherwise provided herein, no option shall be exercisable in whole or in part more than ten years from the date it is granted, and no Incentive stock Option granted to an employee who at the time of the grant owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries shall be exercisable more than five years from the date it is granted. Notwithstanding the foregoing vesting schedule: (A) if a Participant has been continuously employed (with allowances for leaves of absence as agreed between the Participant and the Company and short-term disabilities) by the Company or its Subsidiary from the date of this Agreement until a Sale of the Company (or if the Participant is terminated by the Company or its Subsidiary other than for Cause within 30 days prior to a Sale of the Company), the portion of the Options which has not vested at the date of such event will immediately vest with respect to 100% of the Option Stock subject to such previously unvested portion simultaneously with the consummation of the Sale of the Company, and any portion of the Option evidenced hereby which has not been exercised prior to or in connection with the consummation of the Sale of the Company will be forfeited, unless otherwise determined by the Board; provided that: (1) the Board gives the Participants written notice of the right to exercise the vested and unvested portion of the Options in connection with the Sale of the Company; and (2) the Participants have at least 10 days prior to the consummation of the Sale of the Company in which to exercise such Options; and provided, further, that any accelerated vesting or termination of an Option pursuant to this clause (A) shall be conditioned upon the occurrence of the Sale of the Company and if the Sale of the Company does not occur after giving such notice for any reason, the notice and the exercise and/or termination of the Option shall be null and void; and (B) if a Participant has been continuously employed (with allowances for leaves of absence as agreed between the Participant and the Company and short-term disabilities) by the Company or its Subsidiary from the date of this Agreement until the consummation of an Initial Public Offering (or if the Participant is terminated by the Company or its Subsidiary other than for Cause within 30 days prior to an Initial Public Offering), then upon the consummation of the Initial Public Offering the vesting schedule set forth above shall be accelerated by six months.

(vi) Repurchase of Option Shares. Upon exercise of any Option granted to a Participant, the related Option Shares shall be subject to repurchase to the extent (and subject to the terms and conditions, if any) set forth in the Participant’s Option Agreement; provided that such repurchase right shall expire upon a Public Offering.

(vii) Procedure for Exercise. At any time after all or any portion of the Options have become vested and exercisable with respect to any Option Shares and prior to their expiration, a Participant may exercise all or a portion of his or her Option with respect to the Option Shares which have become vested and exercisable by delivering written notice of exercise to the Company (an “Exercise Notice”) together with (i) a written acknowledgment that such Participant has read and has been afforded an opportunity to ask questions of management of the Company regarding all financial and other information provided to such Participant regarding the Company and (ii) payment in full by delivery of a cashier’s, certified check or wire transfer or as provided in Section 13 in the amount equal to the product of the Option Price multiplied by the number of Option Shares to be acquired plus the amount of any additional federal and state income taxes required to be withheld by reason of the exercise of the Option, except as otherwise may be permitted by the Company pursuant to Sections 12 and 13 below. A Participant must exercise Class A Common Options to acquire nine shares of Class A Common for every one share of Class L Common acquired through the exercise of Class L Common Options and Class L Common Options to acquire one share of Class L Common for every nine shares of Class A Common acquired through the exercise of Class A Common Options. As a condition to any exercise of a Option, a Participant will permit any of the Company and its Subsidiaries to deliver to him or her all financial and other information regarding the Company and its Subsidiaries which it believes necessary to enable such Participant to make an informed investment decision.

(viii) Class L Common Option Exercise. Each share of Class L Common issued upon exercise of any Class L Common Option shall be deemed to have accrued and unpaid yield as of the date of exercise as if such share of Class L Common had been issued on the date the Class L Common Option was issued hereunder.

(c) Representations upon Exercise. In connection with any exercise of Options and the issuance of Option Stock thereunder (other than pursuant to an effective registration statement under the 1933 Act), Participant shall by the act of delivering the Exercise Notice (and without any further action on the part of the Participant) represent and warrant to the Company that as of the time of such exercise:

(i) The Option Stock to be acquired by Participant upon exercise shall be acquired for Participant’s own account and not with a view to, or intention of, distribution thereof in violation of the 1933 Act or any applicable state securities laws, and the Option Stock shall not be disposed of in contravention of the 1933 Act or any applicable state securities laws.

(ii) Participant is an employee of the Company, is sophisticated in financial matters, and is able to evaluate the risks and benefits of the investment in the Option Stock.

(iii) Participant is able to bear the economic risks of his or her investment in the Option Stock for an indefinite period of time and is aware that transfer of the Option Stock may not be possible because (A) such transfer is subject to contractual restrictions on transfer set forth herein and/or in the option grant agreement or Stockholders Agreement and (B) the Option Stock has not been registered under the 1933 Act or any applicable state securities laws and, therefore, cannot be sold unless subsequently registered under the 1933 Act and such applicable state securities laws or an exemption from such registration is available.

(iv) Participant has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Option Shares issued upon exercise and has had full access to such other information concerning the Company as Participant has requested.

(v) The Option Stock shall be offered and issued to Participant pursuant to this Plan and as part of the compensation and incentive arrangements between the Company and Participant and not for capital raising purposes.

In connection with any exercise of Options, Participant shall make such additional customary investment representations as the Company may require to satisfy applicable securities laws and Participant shall execute such documents necessary for the Company to perfect exemptions from registration under federal and state securities laws as the Company may reasonably request and at the Company’s expense (with the exception of any legal fees incurred by Participant, which shall be borne solely by Participant).

(d) Limitation on Grants. If required by the Code, the aggregate Fair Market Value (determined as of the grant date) of Option Shares for which an Incentive Stock Option is exercisable for the first time during any calendar year under all equity incentive plans of the Company and its Subsidiaries (as defined in Section 422 of the Code or any successor thereto) may not exceed $100,000.

5. Non-Transferability of Options. The Options are personal to a Participant and are not Transferable by such Participant other than by will or the laws of descent and distribution or, in the case of Non-qualified Options, to Family Members. Only a Participant (or in the case of Non-qualified Options, a Family Member) or its or their estate or heirs (each, a “Permitted Transferee”) is entitled to exercise the Options. The Transfer of Option Stock will be subject to restrictions in the Option Agreement and any other agreement to which the Participant and the Company are parties. A Non-qualified Stock Option that is Transferred pursuant to the this Section: (i) may not be subsequently Transferred otherwise than by will or by the laws of descent and distribution and (ii) remains subject to the terms of this Plan and the applicable Option agreement. Any shares of Common Stock acquired upon the exercise of a Non-qualified Stock Option by a Permitted Transferee of a Non-qualified Stock Option or a Permitted Transferee pursuant to a Transfer after the exercise of the Non-qualified Stock Option shall be subject to the terms of this Plan and the applicable Option Agreement, including any repurchase provisions contained therein.

6. Stockholders Agreement. Upon exercise of any Option granted hereunder, Participant, if not already a party thereto, shall execute and deliver to the Company a joinder to the Stockholders Agreement in form and substance satisfactory to the Company agreeing to be bound by the terms and conditions thereof. Participant accepts, acknowledges, and agrees that the Option Stock issued upon exercise of any Options is subject to the terms and conditions of the Stockholders Agreement, including the restrictions on transfer contained therein.

7. Limitation on the Aggregate Number of Shares. The number of shares of Common Stock issued under this Plan (including the number of shares of Common Stock with respect to which Options may be granted under this Plan (and which may be issued upon the exercise or payment thereof)) shall not exceed, in the aggregate, 5,770,531.9 shares of Class A Common and 641,170.4 shares of Class L Common (as such numbers are equitably adjusted pursuant to the terms hereof). If any Options expire unexercised or unpaid or are canceled, terminated or forfeited in any manner without the issuance of Common Stock or payment thereunder, the shares with respect to which such Options were granted shall again be available under this Plan. Similarly, if any shares of Common Stock issued hereunder, either as Purchased Option or upon exercise of Options, are repurchased hereunder, such shares shall again be available under this Plan for reissuance as Option Stock. Shares of Common Stock to be issued upon exercise of the Options or shares of Common Stock to be sold directly hereunder may be either authorized and unissued shares, treasury shares, or a combination thereof, as the Board shall determine.

8. Holdback Agreement. Participant shall not effect any public sale or distribution (including sales pursuant to Rule 144) of any Option Stock, during the 7 days prior to and the

180 days after the effective date of any Public Offering, except as part of such underwritten public offering or if otherwise permitted by the Company.

9. Public Offering. In the event that the Board and the holders of a majority of the shares of Common Stock then outstanding approve an initial Public Offering, the holders of Option Stock will take all necessary or desirable actions in connection with the consummation of the Public Offering. In the event that such Public Offering is an underwritten offering, each holder of Option Stock will consent to and vote for a recapitalization, reorganization and/or exchange of the Common Stock into securities that the managing underwriters, the Board and holders of a majority of the shares of Common Stock then outstanding find acceptable and will take all necessary or desirable actions in connection with the consummation of the recapitalization, reorganization and/or exchange.

10. Listing, Registration and Compliance with Laws and Regulations. Each Option shall be subject to the requirement that if at any time the Board shall determine, in its discretion that the listing, registration or qualification of the shares subject to the Option upon any securities exchange or under any state or federal securities or other law or regulation or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to or in connection with the granting of such Option or the issue or purchase of shares thereunder, no such Option may be exercised or paid in Common Stock in whole or in part unless such listing, registration, qualification, consent or approval (a “Required Listing”) shall have been effected or obtained and the holder of the Option will supply the Company with such certificates, representations and information as the Company shall request which are reasonably necessary or desirable in order for the Company to obtain such Required Listing, and shall otherwise cooperate with the Company in obtaining such Required Listing; provided that any related expenses shall be paid by the Company (with the exception of any legal fees incurred by Participant, which shall be borne solely by Participant). In the case of officers and other persons subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, the Board may at any time impose any limitations upon the exercise of an Option which, in the Board’s discretion, are necessary or desirable in order to comply with Section 16(b) and the rules and regulations thereunder. If the Company, as part of an offering of securities or otherwise, finds it desirable because of federal or state regulatory requirements to reduce the period during which any Options may be exercised, the Board may, in its discretion and without the consent of the holders of any such Options, so reduce such period on not less than 15 days’ written notice to the holders thereof.

11. Purchaser Representative. If the Company or the holders of the Company’s securities enter into any negotiation or transaction for which Rule 506 (or any similar rule then in effect) promulgated by the Securities Exchange Commission may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), as a condition to participation in such sale (whether or not obligated to so participate pursuant to the provisions of the Stockholders Agreement or otherwise), the holders of Option Stock will, at the request of the Company, appoint a purchaser representative (as such term is defined in Rule 501) reasonably acceptable to the Company. If any holder of Option Stock appoints a purchaser representative designated by the Company, the Company will pay the fees of such purchaser representative; but if any holder of Option Stock declines to appoint the purchaser representative designated by the Company, such holder will appoint another purchaser representative and such holder will be responsible for the fees of the purchaser representative so appointed.

12. Cash Payments Upon Exercise. Upon the written request of the holder of exercisable Options, the Board may in its sole discretion provide that such holder shall, as soon as practicable after the exercise of the Options, receive, in lieu of any issuance of Common Stock, a cash payment in such amount as the Board and such holder may agree but not more than the excess of the Fair Market Value of a share of Common Stock (on the date the holder recognizes taxable income) over the Option’s exercise price multiplied by the number of shares as to which the Option is exercised.

13. Cashless Exercise. At the discretion of the Board, a Participant may be permitted to acquire Common Stock upon the exercise of Options without the payment in cash or by promissory note of the exercise price therefor pursuant to a cashless exercise of such Options, which cashless exercise shall be effectuated by the surrender and termination by such Participant of a number of shares of Option Stock for which the aggregate difference between the exercise price of such Options to acquire such Option Stock and the Fair Market Value of the Common Stock underlying such Options equals the aggregate exercise price of Options for the number of Common Stock to be issued to the Participant; provided that: (i) the total number of Options which are then vested and exercisable by such Participant shall be at least equal to the sum of the number of Options being so surrendered and terminated plus the number of Options for the Common Stock to be issued to the Participant and (ii) a Participant shall be permitted to acquire Common Stock in accordance with this Section 13 without Board approval if such acquisition is made within 10 days of a Sale of the Company, in which case the “Fair Market Value” of each share of Class A Common and Class L Common (notwithstanding the definition of such term contained in Section 3 hereof) shall be the net per share consideration to be paid to holders of such Common Stock pursuant to such Sale of the Company.

14. Adjustment for Change in Common Stock. In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation or other change in the Common Stock, the Board may in its discretion make such changes as it deems appropriate in the number and type of shares authorized by this Plan, the number and type of shares covered by outstanding Options and the prices specified therein.

15. Taxes. The Company shall be entitled, if necessary or desirable, to withhold (or secure payment from this Plan participant in lieu of withholding) the amount of any withholding or other tax due from the Company or any subsidiary with respect to any amount payable and/or shares issuable under this Plan, and the Company or any subsidiary may defer such payment or issuance unless indemnified to its satisfaction.

16. Notification of Inquiries and Agreements. Each Participant and each Permitted Transferee (as defined herein) shall notify the Company in writing within ten (10) days after the date such Participant or Permitted Transferee (i) first obtains knowledge of any Internal Revenue Service inquiry, audit, assertion, determination, investigation, or question relating in any manner to Options granted hereunder; or (ii) includes or agrees (including, without limitation, in any settlement, closing or other similar agreement) to include in gross income with respect to any

Option granted under this Plan (A) any amount in excess of the amount reported on Form 1099 or Form W-2 or other informational form to such Participant by the Company, or (B) if no such form was received, any amount. Upon request, a Participant or Permitted Transferee shall provide to the Company any information or document relating to any event described in the preceding sentence which the Company (in its sole discretion) requires in order to calculate and substantiate any change in the Company’s tax liability as a result of such event.

17. Termination and Amendment. The Board at any time may suspend or terminate this Plan and make such additions or amendments as it deems advisable under this Plan, except that they may not, without further approval by the Company’s stockholders, (a) increase the maximum number of shares as to which Options may be granted under this Plan, except pursuant to an express provision hereof, (b) extend the term of this Plan or (c) make any amendment if stockholder approval would be required by applicable law or regulations, including if required for continued compliance with the performance-based compensation exception of Code Section 162(m), under the provisions of Code Section 422, or by any listing requirement of the principal stock exchange on which the Common Stock is listed; provided that, subject to Section 10 hereof, the Board may not change any of the terms of a written agreement with respect to an Option between the Company and the holder of such Option without the approval of the holder of such Option. No Options shall be granted or shares of Common Stock issued hereunder after August 13, 2008; provided, that, if the term of this Plan is otherwise extended, no Incentive Stock Options shall be granted hereunder after August 13, 2008.

18. Indemnification. In addition to such other rights of indemnification as they may have as members of the Board, the members of the Board shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with this Plan or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding; provided, that any such Board member shall be entitled to the indemnification rights set forth in this Section 18 only if such member has acted in good faith and in a manner that such member reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such conduct was unlawful, and provided, further, that upon the institution of any such action, suit or proceeding a Board member shall give the Company written notice thereof and an opportunity, at its own expense, to handle and defend the same before such Board member undertakes to handle and defend it on his or her own behalf.

19. Registration of Common Stock. The Company shall file Form S-8 under the 1933 Act with the Securities and Exchange Commission with respect to the Option Stock as soon as reasonably practicable after the consummation of a Public Offering, but in any event not later than 120 days thereafter.

20. Governing Law. This Plan will be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of New York.

21. Arbitration. All disputes and controversies arising under or in connection with this Plan shall be settled by arbitration conducted in accordance with the arbitration procedures described in this Section 21. Except as otherwise provided in the JAMS’ Comprehensive Arbitration Rules and Procedures as in effect from time to time (the “JAMS Rules”), the arbitration procedures described in this Section 21 and any Final Arbitration Award (as defined below) will be governed by, and will be enforceable pursuant to, the Uniform Arbitration Act as in effect in the State of New York from time to time. Arbitral proceeding initiated hereunder shall take place in New York, NY or another place agreeable to the parties to the dispute, before a single arbitrator who is agreeable to such parties. If the parties are unable to agree on an arbitrator within a reasonable period of time, an arbitrator shall be selected in accordance with the JAMS Rules. The arbitration (including discovery) will be conducted under the JAMS Rules, as the same may be modified by any written agreement between the parties to the dispute. The arbitrator will conduct the arbitration in a manner so that the final result, determination, finding, judgment or award determined by the arbitrator (the “Final Arbitration Award”) is made or rendered as soon as practicable, and the parties to the dispute will use reasonable efforts to cause a Final Arbitration Award to occur within ninety (90) days after the arbitrator is selected. Any Final Arbitration Award will be final and binding upon the parties to the dispute, and there will be no appeal from or reexamination of any Final Arbitration Award, except in the case of fraud or perjury or misconduct by the arbitrator prejudicing the rights of any party to the dispute or to correct manifest clerical errors. A Final Arbitration Award may be enforced in any state or federal court having jurisdiction over the subject matter of the dispute. Each party to the dispute shall bear and be solely responsible for all costs and expenses (including fees and disbursements of counsel) incurred by such party in connection with any arbitration conducted hereunder, and the costs and expenses of the arbitrator shall be borne 50% by the Company and 50% by the applicable Participant.